Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

March 2011 Performance Update

The Frontier Fund Supplement Dated March 31, 2011 to Prospectus Dated April 30, 2010 and the Supplement to the Prospectus Dated January 28, 2011.

The Frontier Fund Class 1 Original

T H E     F RO N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

March performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	March 31, 2011	March 31, 2011	NAV /Unit
	MTD	YTD
Balanced Series-1	-0.96%	3.35%	$136.37
Balanced Series-1a	-1.00%	3.12%	$119.99
Berkeley/Graham/Tiverton Series-1	-4.79%	-1.66%	$108.63
Currency Series-1	-1.23%	-4.42%	$75.59
Long/Short Commodity Series-1	0.96%	11.75%	$148.32
Winton/Graham Series-1	-2.63%	-0.97%	$118.67
Winton Series-1	-0.49%	1.01%	$136.40
Long Only Commodity Series-1	2.28%	5.82%	$99.59
Managed Futures Index Series-1	-4.61%	-4.63%	$112.50

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of March 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(22,034,184.69)
Unrealized trading gain/(loss)			20,160,847.73
Less: commissions			(357,046.73)
Less: FCM fees			(110,032.81)
Foreign currency gain/(loss)			846,564.06
Interest income			1,031.00

Total Income			(1,492,821.44)

EXPENSES

Management fees			170,856.02
Incentive fees			416,205.49
Broker service fees			743,612.14

Total Expenses			1,330,673.65

Net Income (Loss)			$(2,823,495.09)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,148,309.34483	$295,786,570.29	137.68
Current month additions	507.80276	67,910.43
Current month redemptions	(20,508.30497)	(2,799,154.89)
Net Income (loss) for current month		(2,823,495.09)

Net Asset Value, end of current month	2,128,308.84262	$290,231,830.74	136.37

	Monthly rate of return		-0.96%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(376,744.69)
Unrealized trading gain/(loss)			344,457.27
Less: commissions			(6,114.24)
Less: FCM fees			(1,883.87)
Foreign currency gain/(loss)			14,485.07
Interest income			6,349.88

Total Income			(19,450.58)

EXPENSES

Trading Fee			8,735.22
Management fees			2,926.62
Incentive fees			7,109.83
Broker service fees			12,731.21

Total Expenses			31,502.88

Net Income (Loss)			$(50,953.46)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	41,719.52065	$5,056,466.02	121.20
Current month additions	5.87389	691.26
Current month redemptions	(358.99400)	(42,854.19)
Net Income (loss) for current month		(50,953.46)

Net Asset Value, end of current month	41,366.40054	$4,963,349.63	119.99

	Monthly rate of return		-1.00%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(668,381.53)
Unrealized trading gain/(loss)			(2,029,251.46)
Less: commissions			(65,389.78)
Less: FCM fees			(25,314.68)
Foreign currency gain/(loss)			24,346.21
Interest income			1,951.15

Total Income			(2,762,040.09)

EXPENSES

Management fees			181,716.58
Incentive fees			(104,997.68)
Broker service fees			153,394.49

Total Expenses			230,113.39

Net Income (Loss)			$(2,992,153.48)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	550,614.62665	$62,821,482.47	114.09
Current month additions	79.05392	8,537.03
Current month redemptions	(6,869.23578)	(762,000.03)
Net Income (loss) for current month		(2,992,153.48)

Net Asset Value, end of current month	543,824.44479	$59,075,865.99	108.63

	Monthly rate of return		-4.79%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(22,173.12)
Unrealized trading gain/(loss)			(32,006.08)
Less: FCM fees			(2,466.92)
Interest income			3,078.17

Total Income			(53,567.95)

EXPENSES

Management fees			4,207.36
Incentive fees			—
Broker service fees			15,062.90

Total Expenses			19,270.26

Net Income (Loss)			$(72,838.21)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	77,862.74700	$5,958,844.94	76.53
Current month additions	61.20329	4,681.55
Current month redemptions	(528.38655)	(40,280.57)
Net Income (loss) for current month		(72,838.21)

Net Asset Value, end of current month	77,395.56374	$5,850,407.71	75.59

	Monthly rate of return		-1.23%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,778,134.34)
Unrealized trading gain/(loss)			2,206,083.12
Less: commissions			(14,352.46)
Less: FCM fees			(12,924.25)
Foreign currency gain/(loss)			(975.74)
Interest income			40,985.84

Total Income			440,682.17

EXPENSES

Management fees			129,405.80
Incentive fees			(10,888.20)
Broker service fees			78,309.42

Total Expenses			196,827.02

Net Income (Loss)			$243,855.15

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	219,580.53417	$32,258,103.77	146.91
Current month additions	60.01042	8,416.21
Current month redemptions	(28,034.72825)	(4,091,352.35)
Net Income (loss) for current month		243,855.15

Net Asset Value, end of current month	191,605.81634	$28,419,022.78	148.32

	Monthly rate of return		0.96%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$111,741.64
Unrealized trading gain/(loss)			(1,224,511.34)
Less: commissions			(24,172.46)
Less: FCM fees			(18,814.21)
Foreign currency gain/(loss)			14,545.35
Interest income			14,517.52

Total Income			(1,126,693.50)

EXPENSES

Management fees			123,069.05
Incentive fees			(153,399.38)
Broker service fees			113,835.48

Total Expenses			83,505.15

Net Income (Loss)			$(1,210,198.65)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	377,862.37242	$46,054,418.04	121.88
Current month additions	102.75781	11,632.33
Current month redemptions	(1,567.96551)	(188,662.56)
Net Income (loss) for current month		(1,210,198.65)

Net Asset Value, end of current month	376,397.16472	$44,667,189.16	118.67

	Monthly rate of return		-2.63%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$757,608.16
Unrealized trading gain/(loss)			(724,195.48)
Less: commissions			(3,492.54)
Less: FCM fees			(20,544.91)
Foreign currency gain/(loss)			5,191.68
Interest income			29,168.82

Total Income			43,735.73

EXPENSES

Management fees			93,027.26
Incentive fees			68,883.28
Broker service fees			124,807.38

Total Expenses			286,717.92

Net Income (Loss)			$(242,982.19)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	363,231.37687	$49,789,375.75	137.07
Current month additions	179.20186	23,619.90
Current month redemptions	(3,146.16730)	(428,978.26)
Net Income (loss) for current month		(242,982.19)

Net Asset Value, end of current month	360,264.41143	$49,141,035.20	136.40

	Monthly rate of return		-0.49%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$82,972.65
Unrealized trading gain/(loss)			(1,517.72)
Less: commissions			—
Less: FCM fees			(1,421.57)
Foreign currency gain/(loss)			—
Interest income			6,156.82

Total Income			86,190.18

EXPENSES

Management fees			3,595.77
Incentive fees			—
Broker service fees			5,770.15

Total Expenses			9,365.92

Net Income (Loss)			$76,824.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	34,664.14652	$3,375,237.91	97.37
Current month additions	0.91072	85.08
Current month redemptions	(45.05491)	(4,431.30)
Net Income (loss) for current month		76,824.26

Net Asset Value, end of current month	34,620.00233	$3,447,715.95	99.59

	Monthly rate of return		2.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(7,623.33)
Unrealized trading gain/(loss)			(32,290.92)
Less: commissions			(221.19)
Less: FCM fees			(387.09)
Foreign currency gain/(loss)			145.36
Interest income			1,486.99

Total Income			(38,890.18)

EXPENSES

Management fees			1,640.31
Incentive fees			—
Broker service fees			1,554.69

Total Expenses			3,195.00

Net Income (Loss)			$(42,085.18)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,044.17298	$948,641.81	117.93
Current month additions	—	—
Current month redemptions	(331.65120)	(38,929.70)
Net Income (loss) for current month		(42,085.18)

Net Asset Value, end of current month	7,712.52178	$867,626.93	112.50

	Monthly rate of return		-4.61%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 1